SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant    ☑

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Corio, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

April 5, 2002

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Corio, Inc., to be held on May 8, 2002. Enclosed are the notice of this meeting, a proxy statement, and a form of proxy. Please note that the meeting will be held at 10:00 a.m., local time, at the Company’s facilities located at 959 Skyway Road, Suite 100, San Carlos, California 94070.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at this meeting, so please complete and return the enclosed proxy card as soon as possible.

Sincerely,

George Kadifa
Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 8, 2002

TO THE STOCKHOLDERS OF CORIO, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Corio, Inc., a Delaware corporation (the “Company”), will be held at the Company’s headquarters at 959 Skyway Road, Suite 100, San Carlos, CA 94070, at 10:00 a.m., local time, on May 8, 2002, for the following purposes:

1.	Election of Directors. To elect three directors of the Company to serve until the 2005 Annual Meeting of Stockholders or until their successors are elected and qualified.

2.	Appointment of Auditors. To ratify the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2002.

3.	Other Business. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Board of Directors has fixed the close of business on March 29, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the 2002 Annual Meeting of Stockholders and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

BY	ORDER OF THE BOARD OF DIRECTORS,

Joh	n Whittle
Sec	retary

San Carlos, California
April 5, 2002

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED.

Mailed to Stockholders on or about April 5, 2002

CORIO, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 8, 2002

TABLE OF CONTENTS

PROXY STATEMENT

CORIO, INC. PROXY STATEMENT

CORIO, INC.
959 Skyway Road, Suite 100
San Carlos, California 94070

PROXY STATEMENT
FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General Information

This Proxy Statement is furnished to the stockholders of Corio, Inc., a Delaware corporation (“us”, “we” or the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at the 2002 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 8, 2002, at the Company’s headquarters at 959 Skyway Road, Suite 100, San Carlos, CA 94070, at 10:00 a.m., local time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Quorum And Voting Procedures

The close of business on March 29, 2002 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock of the Company (the “Common Stock”) entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 55,840,926 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

In the election of directors, the three candidates receiving the highest number of affirmative votes will be elected as directors. Any other proposals require for approval (i) the affirmative vote of a majority of the shares “represented and voting” and (ii) the affirmative vote of a majority of the required quorum. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (the “Quorum”). Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” in a matter are treated as being present at the meeting for purposes of establishing the Quorum, but only shares voted “FOR” or “AGAINST” are treated as shares “represented and voting” at the Annual Meeting (the “Votes Cast”) with respect to such matter. Accordingly, abstentions and broker non-votes, if any, will be counted for purposes of determining the presence or absence of the Quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

Revocability Of Proxies

Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Corio, Inc., 959 Skyway Road, Suite 100, San Carlos, California 94070, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

CORIO, INC. PROXY STATEMENT

Solicitation of Proxies

The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Stockholder Proposals

Any proposal of a stockholder of the Company which is intended to be presented by such stockholders at the Company’s Annual Meeting of Stockholders in the year 2003, either pursuant to inclusion in the proxy statement and form of proxy relating to such meeting or otherwise, must be received by the Secretary of the Company no later than December 6, 2002.

CORIO, INC. PROXY STATEMENT

PROPOSAL NO. 1

ELECTION OF DIRECTORS

As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors is between six and nine members and the Board currently has eight members. Three directors will be elected at the Annual Meeting to serve as Class 2 Directors until the 2005 Annual Meeting of Stockholders or until their successors are elected or appointed and qualified or until the director’s earlier resignation or removal. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a director, if elected. Each of the three nominees for director who receives the greatest number of votes will be elected.

Set forth below are the names and certain information relating to each of the three Class 2 Director nominees:

Nominee	Class	Age	Position with Company	Director Since	Term Expires
George Kadifa	2	42	President, CEO, Chairman, & Director	1999	2005
James T. Barrett	2	44	Director	2000	2005
Ted E. Schlein(1)	2	38	Director	1998	2005

(1)	Member of Compensation Committee

George Kadifa has served as our President, Chief Executive Officer and as a director since August 1999. Prior to joining us, from August 1992 to August 1999, Mr. Kadifa was Group Vice President and later Senior Vice President of Industrial Sector Worldwide at Oracle Corporation, a supplier of software for information management. Mr. Kadifa holds a B.S. in Electrical Engineering from the American University of Beirut, an M.S. in Electrical Engineering from the California Institute of Technology and an M.B.A. from the Graduate School of Business at the University of Chicago.

James T. Barrett has served as a director since July 2000. Mr. Barrett has been affiliated with Cap Gemini Ernst & Young since 1981, and currently serves as Business Solutions Leader for the Americas. Mr. Barrett has held various key management positions at Cap Gemini Ernst & Young, including Area Director of Information Technology Services, Global Director of Consumer Products and Retail Consulting and Director of Product Industries. Mr. Barrett holds a B.B.A. in Accounting and Information Systems from the University of Cincinnati.

Ted E. Schlein has served as a director since September 1998. Mr. Schlein is a general partner at Kleiner Perkins Caufield & Byers, which he joined in November 1996. From June 1986 to October 1996, Mr. Schlein served in a variety of executive positions at Symantec Corporation, a provider of Internet security technology and business management technology solutions, most recently as Vice President, Enterprise Products. Mr. Schlein serves on the board of directors of Extensity and also serves on the board of directors of several private companies, including Cenix, Iron Planet, Linuxcare, Nonstop Solutions and Portera Systems. Mr. Schlein holds a B.S. in economics from the University of Pennsylvania.

CORIO, INC. PROXY STATEMENT

Set forth below are the names and certain information relating to each of the five current directors whose term as a director of the Company is not expiring:

Additional Directors	Class	Age	Position with Company	Director Since	Term Expires
Aneel Bhusri(1)(2)	1	36	Director	1999	2002
Glenn W. Marschel, Jr.(2)	1	55	Director	2001	2002
Ernest M. von Simson	1	64	Director	2001	2002
Roger S. Siboni	3	47	Director	1999	2003
George J. Still, Jr.(2)	3	44	Director	1999	2003

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

Aneel Bhusri has served as a director since April 1999 and is a member of the Compensation Committee and the Audit Committee of the Board of Directors. Mr. Bhusri is a general partner at Greylock Management, a venture capital firm, which he joined in April 1999. Mr. Bhusri has been affiliated with PeopleSoft since August 1993, initially as the company’s Senior Vice President responsible for product strategy, business development and marketing, and most recently as Vice Chairman. He serves on the board of directors of PeopleSoft, Guru.com, HelloAsia, Marimba, Polyserve, Brience, and Cameraworld.com. Mr. Bhusri holds a B.S. in Electrical Engineering from Brown University and an M.B.A. from the Graduate School of Business at Stanford University.

Glenn W. Marschel, Jr. has served as a director since April 2001 and is a member of the Audit Committee of the Board of Directors. Mr. Marschel has served as President and Chief Executive Officer of NetNumber.com Inc., an Internet telecommunications services company, since July 2000. Prior to joining NetNumber, from July 1998 to June 2000, he served as President and Chief Executive Officer of Faroudja Inc, a video processing company, and from August 1997 to June 1998, as Executive Chairman of Additech, Inc., a petrochemicals company. From December 1995 to July 1997, he was President and Chief Executive Officer of Paging Network Inc., a provider of wireless messaging services, and from March 1995 to December 1995, he served as Vice Chairman of First Financial Management Corporation, a company in the credit card transaction processing business. From 1972 to 1994, Mr. Marschel held various positions at Automatic Data Processing Inc, an information systems company, last serving as President of the Employer Services Group. Mr. Marschel is a member of the boards of directors of Sabre Holdings Corp, Sage Inc., and Travelocity.com Inc. Mr. Marschel holds a B.S. in finance from the University of Missouri.

Ernest M. von Simson has served as a director since April 2001. Mr. von Simson has served as Senior Partner and President of Cassius Advisors, a company that assists large companies in implementing e-commerce strategies, since September 1999. From September 1979 to September 1999, he was a Senior Partner at the Research Board, a company that assists large companies with their information technology strategies.  Mr. von Simson is a member of the board of directors of Brio Technology and various private companies. He holds an A.B. in international relations from Brown University and an M.B.A. from New York University.

Roger S. Siboni has served as a director since July 1999. Mr. Siboni has served as President, Chief Executive Officer and as a member of the board of directors of E.piphany, a software company, since August 1998. Prior to joining E.piphany, Mr. Siboni served, from October 1996 to July 1998, as Deputy Chairman and Chief Operating Officer of KPMG Peat Marwick LLP, a member firm of KPMG International, an accounting and consulting organization. Mr. Siboni also served as National Managing Partner of KPMG’s information and communications practice from June 1993 to October 1996. He serves on the board of directors of Brience, Cadence Design Systems, Inc., FileNET, Inc., and WebMethods. Mr. Siboni holds a B.S. in Business Administration from the University of California at Berkeley and is a Certified Public Accountant in New York and California.

CORIO, INC. PROXY STATEMENT

George J. Still, Jr. has served as a director since May 1999 and is a member of the Audit Committee of the Board of Directors. Mr. Still is a general partner at Norwest Venture Partners, a venture capital firm, which he joined in October 1989, and is a managing partner of several partnerships of Norwest Venture Partners. Norwest was the sole venture investor in PeopleSoft. Mr. Still was a co-founder of PeopleMan and Verio. Mr. Still also serves as a director of several private companies including Embark.com, eForce, Inc., SeeBeyond, Inc., Ventaso, Inc. and Website Pros, Inc. Mr. Still received a B.S. from Pennsylvania State University and an M.B.A. from the Amos Tuck School at Dartmouth College.

Meetings and Committees of the Board of Directors

During the fiscal year ended December 31, 2001, the Board met six times. Each Director attended no fewer than 75% of all the scheduled meetings of the Board and its committees on which he served after becoming a member of the Board, with the exception of Mr. Siboni who attended 50% of the Board meetings and 50% of the Audit Committee meetings, Mr. Barrett who attended 50% of the Board meetings and Mr. Bhusri who attended one of the two Compensation Committee meetings and 50% of the Audit Committee meetings. The Board has three committees, the Audit Committee, the Compensation Committee and the Nominating Committee.

The Audit Committee, which held four meetings by telephone during the fiscal year ended December 31, 2001, currently consists of Messrs. Bhusri, Marschel and Still. The Audit Committee oversees a comprehensive system of internal controls to ensure the integrity of the financial reports and compliance with laws, regulations, and corporate policy, and reviews the services provided by Corio’s independent accountants. The Board of Directors has adopted a written charter for the Audit Committee.

The Compensation Committee, which held two meetings in the fiscal year ended December 31, 2001, one in person and one by telephone, currently consists of Messrs. Bushri and Schlein. The Compensation Committee reviews and approves the compensation and benefits for the Company’s officers and directors, supervises administration of the Company’s 1998 Stock Purchase Plan (the “1998 Plan”), 2001 Nonstatutory Stock Option Plan (the “2001 Plan”) and Employee Stock Purchase Plan 2000 and performs such other duties as may from time to time be determined by the Board.

The Nominating Committee consists of Messrs. Kadifa and Schlein. The Nominating Committee did not meet as a formal committee during the last fiscal year. The Nominating Committee is responsible for establishing general qualification guidelines applicable to nominees to the Board of Directors and for identifying, interviewing and recommending persons meeting such guidelines to serve as members of the Board of Directors. The Nominating Committee will consider nominees proposed by stockholders. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating Committee’s consideration may do so by sending the candidate’s name and qualifications in writing to the Secretary of Corio at Corio’s headquarters.

Compensation of Directors

Directors currently do not receive any cash compensation from us for their services as members of our board of directors, although members are reimbursed for expenses in connection with attendance at board of directors and committee meetings. Directors are eligible to participate in our 1998 and 2001 Stock Plans. In July 1999, Mr. Siboni was granted the right to purchase 25,000 shares of our common stock and to early exercise 100,000 stock options granted to him in January 1999. Option grants to directors are at our discretion, and, although we plan to grant options to directors to compensate them for their service, we have no specific plans regarding the amounts to be granted to our directors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
OF MESSRS. BARRETT, KADIFA AND SCHLEIN
AS DIRECTORS OF THE COMPANY

CORIO, INC. PROXY STATEMENT

PROPOSAL 2

APPROVAL OF AUDITORS

The Board of Directors, following the recommendation of the Audit Committee, has appointed KPMG LLP, independent auditors, to audit our financial statements for the fiscal year ending December 31, 2002. This appointment is being presented to the stockholders for ratification at the meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by Proxy and entitled to vote at the meeting is required to ratify the Board’s appointment. If the appointment is not ratified, the Board of Directors will reconsider its selection.

KPMG LLP has been our auditors since March 2000. Representatives of KPMG LLP are expected to be present at the meeting. They will have the opportunity to address the audience at the meeting, and will be available to answer appropriate questions from stockholders.

Audit Fees

Audit fees billed or expected to be billed to the Company by KPMG LLP for the Company’s 2001 fiscal year, including fees for the review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q, totaled $277,880.

Financial Information Systems Design and Implementation Fees

The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

All Other Fees

Fees billed to the Company by KPMG LLP for the Company’s 2001 fiscal year for all other services rendered to the Company totaled $97,100. These fees were comprised of audit related fees of $48,000 consisting of accounting consultation and work related to auditor’s consents for filings with the Securities and Exchange Commission and other non-audit service fees of $49,100 consisting of Federal tax compliance and tax consultation.

The Audit Committee has considered whether the provision of services for non-audit services is compatible with KPMG LLP independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

CORIO, INC. PROXY STATEMENT

MANAGEMENT

The following table sets forth certain information concerning our executive officers:

Name	Age	Position
George Kadifa	42	Chairman, President and Chief Executive Officer
Arthur Chiang	44	Senior Vice President, Corporate Development
Sal Jamil	38	Executive Vice President, Chief Operating Officer
Jeff Lucchesi	48	Senior Vice President, Worldwide Operations
John B. Ottman	44	Executive Vice President, Worldwide Markets
Barbara J. Posch	52	Senior Vice President, Chief Financial Officer

George Kadifa has served as our President, Chief Executive Officer and as a director since August 1999. Prior to joining us, from August 1992 to August 1999, Mr. Kadifa was Group Vice President and later Senior Vice President of Industrial Sector Worldwide at Oracle Corporation, a supplier of software for information management. Mr. Kadifa holds a B.S. in Electrical Engineering from the American University of Beirut, an M.S. in Electrical Engineering from the California Institute of Technology and an M.B.A. from the Graduate School of Business at the University of Chicago.

Arthur Chiang has served as our Senior Vice President, Corporate Development since July 2000 and, prior to that, served as Senior Vice President, Operations from March 2000 to July 2000 and as Vice President, Industry Solutions from August 1999 to March 2000. Prior to joining us, from August 1997 to August 1999, Mr. Chiang served as Vice President, Worldwide Professional Services at BEA Systems, an application infrastructure company. Mr. Chiang holds a B.S. in Business Administration from the University of California at Berkeley and a M.B.A. from the Graduate School of Business at the University of Chicago.

Sal Jamil has served as our Executive Vice President and Chief Operating Officer since January 2002 and, prior to that, served as the Vice President in charge of Professional Services since September 1999. Prior to joining us, from June 1993 to August 1999, Mr. Jamil served as Group Vice President at Oracle Corporation, a supplier of software for information management. Mr. Jamil holds a B.S. in Mechanical Engineering from Syracuse University, a M.S. in Aerospace Engineering from the Georgia Institute of Technology and a M.S. in Management from the Georgia Institute of Technology.

Jeff Lucchesi has served as Senior Vice President, Worldwide Operations since July 2001 and, prior to that, served as Vice President of Operations since April 2000. Prior to joining us, from November 1994 to March 2000, Mr. Lucchesi served in various capacities at DHL Airways, Inc., an international express shipping company, most recently as Chief Information Officer.

John B. Ottman has served as Executive Vice President of Worldwide Markets since December 1999. Prior to joining us, from November 1989 to November 1999, Mr. Ottman held various key management positions at Oracle Corporation, most recently as Group Vice President of the Industrial Sector, managing Oracle’s sales of enterprise resource planning, supply chain management and Internet procurement software to the high tech, automotive, aerospace and defense industries. Mr. Ottman’s other management positions at Oracle included Vice President, Global Alliances, Regional Manager and Area Manager. Mr. Ottman holds a B.A. in History from Denison University.

Barbara J. Posch has served as Senior Vice President, Chief Financial Officer since July 2001 and served as Vice President Finance and Corporate Controller from January 200 to June 2001. Prior to joining us, from February 1995 to January 2001, Ms. Posch was Vice President and Chief Financial Officer of Objectivity, Inc., a company specializing in high-performance database engines. Ms. Posch holds a B.S. in Accounting from San Jose State University and is a Certified Public Accountant.

Relationships Among Directors or Executive Officers

There are no family relationships among any of our directors or executive officers.

CORIO, INC. PROXY STATEMENT

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of February 28, 2002 for (i) each person who is known by us to beneficially own more than 5% of our Common Stock, (ii) our directors, (iii) each of the officers appearing in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

Name and Address	Number of Shares Beneficially Owned(1)	Percentage of Shares Outstanding(2)
Entities affiliated with Kleiner Perkins Caufield & Byers, and Ted Schlein(3)	11,524,616	20.64%
2750 Sand Hill Road
Menlo Park, CA 94025

Norwest Venture Partners VII and George J. Still, Jr.(4)	4,198,462	7.52%
525 University Avenue, Suite 800
Palo Alto, CA 94301-1922

Cap Gemini Ernst & Young U.S. LLC and James Barrett(5)	960,810	1.72%
1114 Avenue of the Americas, 29th Floor
New York, NY 10036

Greylock IX Limited Partnership and Aneel Bhusri(6)	2,624,615	4.70%
755 Page Mill Road Building A, Suite 100
Palo Alto, CA 94304

George Kadifa(7)	3,235,866	5.64%

Roger Siboni(8)	123,000	*

Arthur Chiang(9)	383,415	*

Sal Jamil(10)	652,318	1.16%

Jeff Lucchesi(11)	393,240	*

John Ottman(12)	794,727	1.42%

Romesh Wadhwani(13)	3,527,884	6.32%

All executive officers and directors as a group (13 persons)(14)	25,143,630	43.26%

*	Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that were exercisable as of February 28, 2002 or within 60 days of February 28, 2002 are deemed outstanding. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)
Percentage beneficially owned is based on an aggregate of approximately 55,840,926 shares outstanding as of February 28, 2002. This number includes shares of restricted stock that are issued and outstanding but are subject to the Company’s right of repurchase, which right lapses over time.

CORIO, INC.	PROXY STATEMENT

(3)
Consists of 5,762,308 shares held by KPCB Java Fund, L.P., 5,184,574 shares held by Kleiner Perkins Caufield & Byers VIII, L.P., 300,234 shares held by KPCB VIII Founders Fund, L.P., and 277,500 shares held by KPCB Information Sciences Fund Zaibatsu Fund II, L.P. Mr. Schlein is a member of our board of directors and a general partner of Kleiner Perkins Caufield & Byers. Mr. Schlein disclaims beneficial ownership of the shares held by the funds affiliated with Kleiner Perkins Caufield & Byers except to the extent of his pecuniary interest therein. The following natural persons exercise voting and/or dispositive powers for the shares held by KPCB Information Science Zaibatsu Fund II, L.P.: Brook Byers, John Doerr, Vinod Khosla, Joseph Lacob, Kevin Compton, W.S. McKinsey and William Hearst. The following natural persons exercise voting rights and/or dispositive powers for the shares held by the KPCB Java Fund, L.P., Kleiner Perkins Caufield & Byers VIII, L.P. and Kleiner Perkins Caufield & Byers Founders Fund, L.P.: Brook Byers, John Doerr, James Lally, Floyd Kvamme, Vinod Khosla, Joseph Lacob, Bernard Lacroute, Kevin Compton, W.S. McKinsey and William Hearst.

(4)
4,198,462 shares are held by Norwest Venture Partners VII. George J. Still, Jr. is a member of our board of directors and a general partner of Norwest Venture Partners VII. Mr. Still disclaims beneficial ownership of the shares held by the funds affiliated with Norwest Venture Partners VII except to the extent of his pecuniary interest therein. The following natural persons exercise voting and/or dispositive powers for the shares held by Norwest Venture Partners VII: John P. Whaley, Itasca VC Partners VII LLP, George Still, Jr. and Promod Hague.

(5)
Consists of 960,810 shares held by Cap Gemini Ernst & Young U.S. LLC, or CGEY. Mr. Barrett disclaims beneficial ownership of the shares held by CGEY except to the extent of his pecuniary interest therein. The following natural persons exercise voting and/or dispositive powers over the shares issuable upon the exercise of the warrant: Geoff Unwin, William Wartluft and Mike Meyer. Excludes 466,667 shares underlying performance-based warrants.

(6)
2,624,615 shares are held by Greylock IX Limited Partnership. Aneel Bhusri is a member of our board of directors and a general partner of Greylock. Mr. Bhusri disclaims beneficial ownership of the shares held by the funds affiliated with Greylock except to the extent of his pecuniary interest therein. The following natural persons exercise voting and/or dispositive powers for the shares held by Greylock IX Limited Partnership: William W. Helman and William S. Kaiser.

(7)
Includes (a) 1,456,235 shares that are subject to unexercised stock options that are vested as of February 28, 2002, (b) 92,082 shares that are subject to stock options that may vest within sixty days of February 28, 2002, and (c) 1,250,000 shares of restricted stock that are subject to right of repurchase by Corio which right lapses over time.

(8)	Mr. Siboni is a member of our board of directors.

(9)
Includes (a) 146,093 shares that are subject to unexercised stock options that are vested as of February 28, 2002, (b) 10,937 shares that are subject to stock options that may vest within sixty days of February 28, 2002, and (c) 200,000 shares of restricted stock that are subject to right of repurchase by Corio which right lapses over time.

(10)
Includes (a) 216,666 shares that are subject to unexercised stock options that are vested as of February 28, 2002, (b) 15,625 shares that are subject to stock options that may vest within sixty days of February 28, 2002, and (c) 400,000 shares of restricted stock that are subject to right of repurchase by Corio which right lapses over time.

(11)
Includes (a) 79,928 shares that are subject to unexercised stock options that are vested as of February 28, 2002, (b) 8,611 shares that are subject to stock options that may vest within sixty days of February 28, 2002, and (c) 300,000 shares of restricted stock that are subject to right of repurchase by Corio which right lapses over time.

CORIO, INC.	PROXY STATEMENT

(12)
Includes (a) 187,552 shares that are subject to unexercised stock options that are vested as of February 28, 2002, (b) 17,604 shares that are subject to stock options that may vest within sixty days of February 28, 2002, and (c) 400,000 shares of restricted stock that are subject to right of repurchase by Corio which right lapses over time.

(13)
Mr. Wadhwani is an individual investor in the Common Stock of the Company. Mr. Wadhwani’s number of shares beneficially owned is based on the number of shares beneficially owned as reflected in the Schedule 13-G filed by Mr. Wadhwani with the Securities and Exchange Commission on October 5, 2001.

(14)
Includes (a) 2,133,660 shares that are subject to unexercised stock options that are vested as of February 28, 2002, (b) 149,234 shares that are subject to stock options that may vest within sixty days of February 28, 2002, and (c) 2,750,000 shares of restricted stock that are subject to right of repurchase by Corio which right lapses over time.

CORIO, INC. PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth certain information concerning compensation of (i) each person that served as the Company’s Chief Executive Officer during the last fiscal year of the Company and (ii) the four other most highly compensated executive officers of the Company during the last fiscal year (collectively, the “Named Executive Officers”):

	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($ )	Bonus ($)	Securities Underlying Options/SARs
George Kadifa	2001	300,000	25,000	1,250,000	(1)
Chairman, President and Chief Executive Officer	2000	300,000	125,000	600,000
	1999	125,000		2,209,975

Arthur Chiang Senior Vice President, Corporate Development	2001	210,000	43,750	250,000	(2)

Sal Jamil Executive Vice President, Chief Operating Officer	2001	250,000	80,125	400,000	(1)

Jeff Lucchesi Senior Vice President, Worldwide Operations	2001	230,000	64,750	441,667	(3)

John B. Ottman	2001	220,000	52,500	400,000	(1)
Executive Vice President, Worldwide Markets	2000	212,948	103,303	575,000

(1)	Represents restricted stock pursuant to exercise of stock purchase rights. This stock is subject to the Company’s right of repurchase, which right lapses over time.

(2)	Includes 200,000 shares of restricted stock pursuant to exercise of stock purchase rights. These 200,000 shares are subject to the Company’s right of repurchase, which right lapses over time.

(3)	Includes 300,000 shares of restricted stock pursuant to exercise of stock purchase rights. These 300,000 shares are subject to the Company’s right of repurchase, which right lapses over time.

CORIO, INC. PROXY STATEMENT

Option Grants in Last Fiscal Year

The following table provides certain information with respect to stock options and restricted stock purchase rights granted to the Named Executive Officers during the fiscal year ended December 31, 2001. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the date of grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company’s estimate of future stock value. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

Individual Grants

	Options /SARs Granted		Percentage of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Officer						5% ($)	10% ($)
George Kadifa	1,250,000	(1)	13.65%	$0.01	N/A	N/A	N/A

Arthur Chiang	200,000	(1)	2.18%	$0.01	N/A	N/A	N/A
	50,000		0.55%	$1.25	7/17/11	$39,306	$99,609

Sal Jamil	400,000	(1)	4.37%	$0.01	N/A	N/A	N/A

Jeff Lucchesi	41,667		0.46%	$3.78	1/22/11	$99,086	$251,103
	300,000	(1)	3.27%	$0.01	N/A	N/A	N/A
	100,000		1.09%	$1.25	7/17/11	$78,612	$199,218

John B. Ottman	400,000	(1)	4.37%	$0.01	N/A	N/A	N/A

(1)	Represents restricted stock, acquired pursuant to exercise of stock purchase rights, that is subject to the Company’s right of repurchase, which right lapses over time.

(2)	Based on an aggregate of approximately 9,154,755 options and stock purchase rights granted in fiscal 2001.

(3)	Based on appreciation from the fair market value per share at date of grant which is the same as the exercise price per share.

CORIO, INC. PROXY STATEMENT

Option Exercises and Holdings

The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal year 2001, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 2001, and the value of “in-the-money” stock options, which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2001.

Aggregated Options Exercised in Last Fiscal Year and Fiscal
Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2001 (#)		Value of Unexercised In-the-Money at December 31, 2001 ($)(3)
Name	(#)(2)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
George Kadifa	1,250,000	$1,550,000	1,289,153	2,770,822	$1,005,539	$2,161,241
Arthur Chiang	200,000	$258,000	126,562	423,438	$0	$0
Sal Jamil	400,000	$462,000	189,585	635,415	$0	$0
Jeff Lucchesi	300,000	$384,000	52,603	589,064	$0	$0
John B. Ottman	400,000	$500,000	135,000	840,000	$0	$0

(1)	Based on the fair market value per share on the date of exercise.

(2)	Represents restricted stock, acquired pursuant to exercise of stock purchase rights, that is subject to the Company’s right of repurchase which right lapses over time.

(3)
Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 2001 ($1.18 per share) and the exercise price of the Named Executive Officers’ respective options. Excludes restricted stock, acquired pursuant to exercise of stock purchase rights, that is subject to the Company’s right of repurchase which right lapses over time.

Employment Agreements

As of the end of fiscal 2001, the Company had entered into standard offer letters for employment at-will with all of its executive officers. Furthermore, the Company has certain change in control agreements in place with its executive officers that provide that, in the event we terminate the individual’s employment within one year following a change in control, the individual would be entitled to an additional year of vesting of options. Our change in control agreement with Mr. Kadifa provides that, in the event Corio terminates his employment within one year following a change in control, he is entitled to accelerated vesting of the greater of an additional year of vesting of his options and vesting of one-half of his unvested options.

CORIO, INC. PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with our April 2000 strategic alliance, CGEY acquired four warrants to purchase up to 7,000,000 shares of our Common Stock at a per share exercise price of $6.50 per share. James Barrett, a member of the Board of Corio since June 2000, has been affiliated with CGEY since 1981, and currently serves as Business Solutions Leader for the Americas at CGEY. Under the April 2000 agreement, CGEY was permitted to exercise the first of these warrants to acquire 4,666,666 shares of common stock during the 90-day period following the Company’s July 20, 2000 initial public offering. On September 27, 2000, CGEY exercised its right to convert a portion of the initial warrant representing 2,333,333 shares into 960,810 shares of our Common Stock, through a cashless exercise. Of the CGEY warrants, a warrant to purchase 466,667 shares is the only warrant still outstanding and its exercise is subjet to CGEY meeting certain revenue referral targets in fiscal 2002.

CORIO, INC.	PROXY STATEMENT

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

This section is not “soliciting material,” is not deemed “filed” with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general language to the contrary.

The Compensation Committee of the Board was formed in January 2000 and consists of Messrs. Bhusri and Schlein. Decisions concerning the compensation of our executive officers is made by the Compensation Committee and reviewed periodically by the full Board (excluding any interested director). Policies concerning the terms of the 1998 Stock Plan, the 2001 Nonstatutory Stock Option Plan, and the Employee Stock Purchase Plan 2000 are determined by the Compensation Committee and administered by certain of our executive officers.

Executive Officer Compensation Programs

The objectives of the executive officer compensation programs are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives and maximization of stockholder value. The Compensation Committee believes that stock option grants to management are beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

Base Salaries.    Salaries for our executive officers are determined primarily on the basis of the executive officer’s responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. Among other sources of information, the Compensation Committee relies on industry reports from Radford Associates concerning competitive compensation practices in the Company’s geographical region. The base salaries are reviewed annually and may be adjusted in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and our financial performance generally. The weight given each such factor may vary from individual to individual. Based on prior surveys, the base salaries for our executive officers were at or slightly above the approximate median of the base salary range for other executive officers in comparable positions at comparable companies in our industry and geographical region.

Incentive Bonuses.    The Compensation Committee believes that a cash incentive bonus plan can serve to motivate our executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. Bonus amounts are based upon a subjective consideration of factors including such officer’s level of responsibility, individual performance, contributions to our success and to our financial performance generally and overall bonus policies of the Company.

Stock Option Grants.    Stock options and/or restricted stock purchase rights are granted to executive officers and other employees under the 1998 Stock Plan and the 2001 Nonstatutory Stock Option Plan. Because of the direct relationship between the value of an option or stock and the stock price, the Compensation Committee believes that options and stock motivate executive officers to manage the Company in a manner that

CORIO, INC. PROXY STATEMENT

is consistent with stockholder interests. Stock option and restricted stock grants are intended to focus the attention of the recipient on our long-term performance, which we believe results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earning potential. The Compensation Committee from time to time evaluates and considers revisions to the standard terms and conditions of our option agreements, specifically with respect to the duration of the option agreements, the basis for issuing and the vesting schedules of awards. The principal factors considered in granting stock options and stock to our executive officers are prior performance, level of responsibility, other compensation and the executive officer’s ability to influence our long-term growth and profitability. However, the 1998 and 2001 Plans do not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code (the “IRC”) disallows a deduction by us for certain compensation exceeding $1 million paid to any named executive officer, excluding, among other things, certain performance based compensation. Because the compensation figures for the Named Executive Officers have not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. However, the 1998 Stock Plan and 2001 Stock Plan are designed to qualify any compensation realized by Named Executive Officers from the exercise of an option as performance based compensation. The Compensation Committee remains aware of the existence of the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions in addition to the exemption contemplated under the 1998 and 2001 Plans.

Chief Executive Officer Compensation

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Kadifa’s base salary for the fiscal year ended December 31, 2001 was $300,000. During fiscal 2001, Mr. Kadifa was awarded bonuses in the aggregate of $25,000. Mr. Kadifa’s base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Based on prior surveys, the base salary offered to Mr. Kadifa was at the approximate median of the base salary range for other Chief Executive Officers of comparable companies in our industry and geographical region.

Aneel Bhusri

Ted Schlein

CORIO, INC. PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

This section is not “soliciting material,” is not deemed “filed” with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general language to the contrary.

The Audit Committee of the Board was formed in January 2000 and consists of Messrs. Bhusri, Marschel, and Still, directors who meet the independence and experience requirements of the National Association of Securities Dealers. The Audit Committee oversees a comprehensive system of internal controls to ensure the integrity of the financial reports and compliance with laws, regulations, and corporate policies, and recommends resolutions for any dispute that may arise between management and the Company’s auditors.

Consistent with this oversight responsibility, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2001. KPMG LLP, the Company’s independent auditors, issued their unqualified report dated January 25, 2002 on the Company’s financial statements.

The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, “Communication with Audit Committees”. The Audit committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has conducted a discussion with KPMG LLP relative to its independence, including whether KPMG LLP’s provision of non-audit services is compatible with its independence. A copy of the Audit Committee Charter is attached as Appendix A.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2001 be included in the Annual Report on Form 10-K for the fiscal year then ended.

Aneel Bhusri
Glenn W. Marschel, Jr.
George J. Still, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee currently consists of Messrs. Bhusri and Schlein. No interlocking relationship exists between any member of our Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

CORIO, INC. PROXY STATEMENT

STOCK PERFORMANCE GRAPH

The following graph compares the percentage change in the cumulative total stockholder return on our Common Stock from July 21, 2000, the date of our initial public offering, through the end of our fiscal year ended December 31, 2001, with the percentage change in the cumulative total return for the Nasdaq Composite Index and the Bloomberg US Internet Application Software Index. The comparison assumes an investment of $100 on July 21, 2000 in our Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG CORIO, INC.,
THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX
AND BLOOMBERG US INTERNET APPLICATION SOFTWARE INDEX

Cumulative Total Return

	7/21/00	12/31/00	12/31/01
CORIO, INC.	100	15	8
NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX	100	60	47
BLOOMBERG US INTERNET APPLICATION SOFTWARE INDEX	100	32	12

CORIO, INC. PROXY STATEMENT

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

In March 2000, we engaged KPMG LLP to replace PricewaterhouseCoopers LLP as our independent auditors. Our board of directors and audit committee approved the decision to change independent auditors. We replaced PricewaterhouseCoopers LLP prior to the completion of their audits and as such they did not issue an auditors’ report on our financial statements for any periods. We had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the matter in their report if completed.

We requested that PricewaterhouseCoopers LLP furnish us with a letter addressed to the Commission stating whether or not they agree with the above statements. A copy of such letter, dated April 18, 2000, is filed as Exhibit 16.1 to our Form S-1, filed with the Securities and Exchange Commission on April 21, 2000.

CORIO, INC. PROXY STATEMENT

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of our Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports or representations from certain Reporting Persons, we believe that during the fiscal year ended December 31, 2001, all Reporting Persons complied with all applicable filing requirements, except the Company filed a Form 4 a few days late for John Ottman in November 2001.

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

BO	ARD OF DIRECTORS

Ge	orge Kadifa
Ch	airman of the Board,
Pre	sident and Chief Executive Officer

April 5, 2002
San Carlos, California

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

CORIO, INC.

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of Corio, Inc., (the “Company”) shall be:

•	to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process;

•	to provide the Company’s Board of Directors with the results of its monitoring and recommendations derived therefrom;

•	to outline to the Board improvements made, or to be made, in internal accounting controls;

•	to nominate to the Board of Directors independent auditors to audit the Company’s financial statements and oversee the activities and independence of the auditors; and

•
to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

•	Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Committee requirements; and

•
At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•	Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process;

•	Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

•	Reviewing fee arrangements with the independent auditors;

•	Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

A-1

•
Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Discussing with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

•	Reviewing with management, before release, the audited financial statements and Management’s Discussion and Analysis in the Company’s Annual Report on Form 10-K;

•	Providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A;

•	Reviewing the Audit Committee’s own structure, processes and membership requirements;

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing, in conjunction with counsel, when necessary, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing approval, oversight and review of the Company’s investment policies;

•	If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

•	Reviewing related party transactions for potential conflicts of interests(1); and

•	Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the independent auditors as well as members of the Company’s management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee’s charter.

(1)
Rule 4460(h) of the NASD Manual provides that each Nasdaq National Market issuer shall utilize the Company’s Audit Committee or a comparable body of the Board of Directors for the review of potential conflict of interest situations where appropriate.

A-2

CORIO, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 8, 2002
10:00 a.m. Local Time

958 Skyway Road
Suite 100
San Carlos, CA 94070

Corio, Inc. 959 Skyway Road, Suite 100 San Carlos, CA 94070	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON MAY 8, 2002.

The undersigned stockholder of Corio, Inc. hereby acknowledges receipt of the 2001 Annual Report to Stockholders and the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 5, 2002, for the Annual Meeting of Stockholders of Corio, Inc. to be held on Wednesday, May 8, 2002 at 10:00 a.m., local time, at 959 Skyway Road, Suite 100, San Carlos, CA 94070, hereby revokes all prior proxies, and hereby appoints Barbara J. Posch and John Whittle, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent and to vote, as designated on the reverse side, all shares of Common Stock of Corio, Inc. held of record by the undersigned on March 29, 2002, at the Annual Meeting to be held on May 8, 2002 or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE.

See reverse for voting instructions.

There are three ways to vote your Proxy	COMPANY # CONTROL #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on May 7, 2002.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/crio/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 7, 2002.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Corio, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
ò    Please detach here    ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors to serve until 2005:	01 George Kadifa 02 James T. Barrett	03 Ted E. Schlein	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To ratify the appointment of KPMG LLP as independent auditors of Corio for the fiscal year ending December 31, 2002.	☐ For	☐ Against	☐ Abstain

3. In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted for the election of all directors and for the appointment of the independent auditors.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such.